UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2016

PROPANC HEALTH GROUP CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-54878	33-0662986
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

302, 6 Butler Street Camberwell, VIC, 3124 Australia
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 61 03 9882 6723

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 23, 2016, Propanc Health Group Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Eagle SPA”) dated as of December 21, 2016, with Eagle Equities, LLC (“Eagle Equities”), pursuant to which Eagle Equities purchased two 8% convertible redeemable junior subordinated promissory notes, each in the principal amount of $157,500. The first note (the “First Note”) was funded with cash and the second note (the “Eagle Back-End Note”) was initially paid for by an offsetting promissory note issued by Eagle Equities to the Company (the “Note Receivable”). The terms of the Eagle Back-End Note require cash funding prior to any conversion thereunder. The Note Receivable is due August 21, 2017, unless certain conditions are not met, in which case both the Eagle Back-End Note and the Note Receivable may both be cancelled. Both the First Note and the Eagle Back-End Note have a maturity date one year from the date of issuance upon which any outstanding principal and interest is due and payable. The amounts cash funded plus accrued interest under both the First Note and the Eagle Back-End Note are convertible into common stock, par value $0.001 (the “Common Stock”), of the Company at a conversion price equal to 60% of the lowest closing bid price of the Common Stock for the ten trading days prior to the conversion, subject to adjustment in certain events.

The First Note may be prepaid with certain penalties within 180 days of issuance. The Eagle Back-End Note may not be prepaid. However, in the event the First Note is redeemed within the first six months of issuance, the Eagle Back-End Note will be deemed cancelled and of no further effect.

The Eagle Back-End Note will not be cash funded and such note, along with the Note Receivable, will be immediately cancelled if the shares do not maintain a minimum trading price during the five days prior to such funding and a certain aggregate dollar trading volume during such period. Upon an event of default, principal and accrued interest will become immediately due and payable under the notes. Additionally, upon an event of default, both notes will accrue interest at a default interest rate of 24% per annum or the highest rate of interest permitted by law. Further, certain events of default may trigger penalty and liquidated damage provisions.

The foregoing descriptions of the Eagle SPA, the First Note and the Eagle Back-End Note are qualified in their entirety by reference to the provisions of the Eagle SPA, the First Note and the Eagle Back-End Note, included in Exhibits 10.1, 4.1 and 4.2, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

By letter dated December 21, 2016, the Company provided written notice to GHS Investments, LLC (“GHS”), that the Company was terminating the Equity Financing Agreement (the “Financing Agreement”) dated as of December 1, 2016 between the Company and GHS. The effective date of the termination is December 27, 2016. The Company terminated the Financing Agreement according to its terms and the termination does not give rise to any early termination fees or penalties.

Pursuant to the Financing Agreement and the related Registration Rights Agreement dated as of December 1, 2016 between GHS and the Company (the “Registration Rights Agreement”), GHS agreed to purchase up to $7.0 million of Common Stock, from time to time, following the registration of such shares pursuant to an effective registration statement. Following such time, the Company would have the right to deliver puts to GHS and GHS would be obligated to purchase registered shares of Common Stock based on the investment amount specified in each put, subject to certain limitations. No puts were delivered to GHS by the Company pursuant to the Financing Agreement.

In addition, pursuant to the Financing Agreement, upon the filing of the resale registration statement on or before the 30th calendar day following the effective date of the Financing Agreement, GHS was to pay $250,000 to the Company in immediately available funds and the Company would issue to GHS a $250,000 junior subordinated promissory note with a maturity date nine months from the original issuance date (the “GHS Note”). Due to the termination of the Financing Agreement, GHS will not pay the $250,000 to the Company and no GHS Note will be issued.

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Further, upon both parties signing of the Financing Agreement, the Company issued to GHS a $20,000 unsecured junior subordinated promissory note that accrues interest at a rate of 5% and matures six months from the date of issuance (the “Commitment Note”). In the event of default, principal and accrued interest under the Commitment Note becomes immediately due and payable. The Commitment Note remains outstanding.

The foregoing descriptions of the Financing Agreement, the Registration Rights Agreement, the GHS Note and the Commitment Note are qualified in their entirety by reference to the provisions of the Financing Agreement, the Registration Rights Agreement, the GHS Note and the Commitment Note, included in Exhibits 10.2, 10.3, 4.3 and 4.4, respectively, to the Company’s Current Report on Form 8-K filed with the SEC on December 7, 2016, which are incorporated herein by reference.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 3.02	Unregistered Sales of Equity Securities

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

In connection with the issuances to Eagle Equities disclosed above, the Company claimed an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act. The Company made this determination based on representations of the acquiror that it was acquiring the securities for its own account with no intent to distribute the securities. No general solicitation or general advertising were used in connection with these issuances.

Item 9.01	Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description

4.1	8% Convertible Redeemable Junior Subordinated Promissory Note due December 21, 2017 issued to Eagle Equities, LLC

4.2	8% Convertible Redeemable Junior Subordinated Promissory Note (Back End Note) due December 21, 2017 issued to Eagle Equities, LLC

10.1	Securities Purchase Agreement dated as of December 21, 2016 between Propanc Health Group Corporation and Eagle Equities, LLC

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 29, 2016

PROPANC HEALTH GROUP CORPORATION

By:	/s/ James Nathanielsz
James Nathanielsz
President and Chief Executive Officer

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